Exhibit 99.1

Contacts:	Ben Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
713-570-3000

FOR IMMEDIATE RELEASE

CROWN CASTLE INTERNATIONAL

REPORTS THIRD QUARTER 2007 RESULTS,

PROVIDES 2008 OUTLOOK

October 30, 2007 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the quarter ended September 30, 2007. On January 12, 2007, Global Signal Inc. (“Global Signal”) merged into a subsidiary of Crown Castle (“Merger”). These reported results include the effect of the Merger for the third quarter of 2007 and are compared to (i) pre-Merger historical results of Crown Castle for prior fiscal periods and (ii) selected pro forma results for the third quarter of 2006, assuming the Merger was completed on January 1, 2006.

“We had another solid quarter, exceeding the midpoint of our third quarter Outlook for site rental revenue, site rental gross margin, Adjusted EBITDA and recurring cash flow,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “Our new leasing pipeline continues to build. Further, with the AWS spectrum clearing process well underway, our confidence in the growth of new leasing revenue continues to increase. In addition, we made significant progress in the third quarter with the integration of the Global Signal assets and anticipate that we will be substantially complete by the end of the year. Along with the third quarter results, we are announcing our full year 2008 Outlook which suggests approximately 25% year-over-year growth in recurring cash flow per share, which is at the high end of our previously stated annual growth goal of 20% to 25%. Our expectation for growth in recurring cash flow per share reinforces our belief that our well-located assets, industry-leading customer service, and efficient capital structure will create short and long-term value for our shareholders.”

CONSOLIDATED FINANCIAL RESULTS

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Site rental revenue for the third quarter of 2007 increased $147.8 million, or 82.6%, to $326.8 million from $179.0 million for the same period in the prior year. Pro forma site rental revenue growth was 7.3%, comparing reported third quarter 2007 results to pro forma third quarter 2006 results, exclusive of approximately $1.1 million and $6.5 million of out of run-rate items in the third quarter of 2007 and the third quarter of 2006, respectively. Site rental gross margin, defined as site rental revenue less site rental cost of operations, increased $91.2 million, or 73.7%, to $214.9 million in the third quarter of 2007 from the same period in 2006. Pro forma site rental gross margin growth was 10.0%, comparing reported third quarter 2007 results to pro forma third quarter 2006 results, exclusive of the previously mentioned out of run-rate site rental revenue. Adjusted EBITDA (see definition herein) for the third quarter of 2007 increased $85.5 million, or 77.6%, to $195.8 million, from the same period in 2006.

Recurring cash flow, defined as Adjusted EBITDA less interest expense and sustaining capital expenditures, increased by $39.2 million, or 63.8%, from $61.6 million in the third quarter of 2006 to $100.8 million for the third quarter of 2007, inclusive of approximately $18.9 million of additional interest expense from the $1.15 billion in borrowings in the fourth quarter of 2006 and first quarter of 2007 to reduce potential and actual shares outstanding by 33.7 million shares. Weighted average common shares outstanding increased to 282.6 million for the third quarter of 2007, inclusive of the impact from the Merger, from 201.1 million for the same period in the prior year. Recurring cash flow per share, defined as recurring cash flow divided by weighted average common shares outstanding, was $0.36 in the third quarter of 2007, inclusive of $(0.02) per share of dilution from the previously mentioned borrowings used to reduce potential and actual shares outstanding, compared to $0.31 in the third quarter of 2006.

Net loss was $(67.0) million for the third quarter of 2007, inclusive of (i) a $57.7 million asset write-down charge and $3.1 million restructuring charge related to the long-term spectrum lease announced in July 2007, (ii) a $63.4 million increase in depreciation, amortization and accretion expense primarily relating to the Merger, (iii) $4.7 million of Merger integration costs, and (iv) an improvement in benefit (provision) for income taxes of $32.5 million, compared to a net loss of $(15.6) million for the same period in 2006. Net loss after deduction of dividends on preferred stock was $(72.2) million in the third quarter of 2007, compared to a loss of $(20.8) million for the same period last year. Third quarter 2007 net loss per share was $(0.26), compared to a net loss per share of $(0.10) in last year’s third quarter.

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SEGMENT RESULTS

US site rental revenue for the third quarter of 2007 increased $143.2 million, or 85.9%, to $309.8 million, compared to third quarter 2006 US site rental revenue of $166.6 million. US site rental gross margin increased $88.3 million, or 76.4%, to $203.8 million from the same period in 2006.

Australia site rental revenue for the third quarter of 2007 increased $4.6 million, or 37.4%, to $17.0 million, compared to $12.4 million in the third quarter of 2006. Australia site rental gross margin for the third quarter of 2007 increased $2.9 million, or 35.6%, to $11.2 million, compared to the third quarter of 2006.

INVESTMENTS AND LIQUIDITY

During the third quarter of 2007, Crown Castle invested approximately $66.3 million in capital expenditures. Capital expenditures was comprised of $5.6 million of sustaining capital expenditures and $60.7 million of revenue generating capital expenditures, of which $34.7 million was spent on land purchases, $10.9 million on existing sites and $15.1 million on the construction of new sites.

OUTLOOK

“As presented below, we are providing full year 2008 Outlook for operating results that suggests growth in recurring cash flow per share of approximately 25% year-over-year, which is at the high end of our stated goal of 20% to 25% annual growth,” stated Ben Moreland, Chief Financial Officer of Crown Castle. “This anticipated growth reflects the expected performance of our tower business, the efficiency of our capital structure in translating revenue growth into recurring cash flow per share growth, and the impact of prior investment decisions, including the acquisition of Global Signal and the purchase of 30% of our fully diluted shares over the last four years. While there are many potential factors that could drive additional leasing in 2008 beyond our expectations, our full year 2008 Outlook suggests site rental revenue and Adjusted EBITDA growth of approximately $100 million, in-line with the growth we are experiencing in 2007. I am very pleased that this level of growth in site rental revenue and Adjusted EBITDA translates into achieving the high end of our targeted growth rate in recurring cash flow per share.”

The following Outlook tables are based on current expectations and assumptions. The Outlook tables include the expected impact of the Merger on Crown Castle’s results from January 12,

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2007 and assume a US dollar to Australian dollar exchange rate of 0.85 US dollars to 1.00 Australian dollar for fourth quarter 2007 Outlook. Crown Castle has assumed an exchange rate of 0.83 US dollars to 1.00 Australian dollar for full year 2007 and full year 2008 Outlook.

This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle’s filings with the Securities and Exchange Commission (“SEC”).

The following table sets forth Crown Castle’s current Outlook for the fourth quarter of 2007 and full year 2007:

(in millions, except per share amounts)	Fourth Quarter 2007	Full Year 2007
Site rental revenue	$333 to $338	$1,282 to $1,287
Site rental cost of operations	$112 to $117	$443 to $448
Site rental gross margin	$218 to $223	$837 to $842
Adjusted EBITDA	$202 to $207	$751 to $756
Interest expense and amortization of deferred financing costs(a)	$88 to $90	$348 to $350
Sustaining capital expenditures	$6 to $8	$19 to $23
Recurring cash flow	$106 to $111	$380 to $385
Net loss after deduction of dividends on preferred stock	$(46) to $(9)	$(201) to $(163)
Net loss per share(b)	$(0.16) to $(0.03)	$(0.71) to $(0.58)

(a)	Inclusive of approximately $6 million and $25 million, respectively, from non-cash expense.
(b)	Based on 282.8 million shares outstanding as of September 30, 2007.

The following table sets forth Crown Castle’s current Outlook for the full year 2008:

(in millions, except per share amounts)	Full Year 2008
Site rental revenue	$1,377 to $1,392
Site rental cost of operations	$445 to $455
Site rental gross margin	$930 to $940
Adjusted EBITDA	$850 to $862
Interest expense and amortization of deferred financing costs(a)	$355 to $360
Sustaining capital expenditures	$21 to $26
Recurring cash flow	$474 to $484

(a)	Inclusive of approximately $25 million from non-cash expense.

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PRO FORMA CONSOLIDATED RESULTS

The following table provides investors with additional information on business trends and does not purport to represent what the actual consolidated results of operations would have been for the three and nine months ended September 30, 2006, nor are they necessarily indicative of future consolidated results. The pro forma consolidated results are presented for illustrative purposes only and do not reflect the realization of potential cost savings. The following table contains pro forma Crown Castle results for the three months ended September 30, 2006 and nine months ended September 30, 2006 and 2007, assuming the Merger was completed on January 1 for each of the periods. As such, the pro forma results reflect adjustments to straight-line revenue and straight-line ground lease expense.

(in millions)	Reported Results Q3 2007		Pro Forma Results Q3 2006		Pro Forma Results YTD Q3 2007	Pro Forma Results YTD Q3 2006
Site rental revenue	$326.8	(1)	$310.1	(1)	$964.8	$889.7
Site rental cost of operations	$111.9		$109.2		$337.3	$315.3
Site rental gross margin	$214.9		$200.9		$627.5	$574.4

(1)	Includes out of run-rate site rental revenue items as indicated on page 2 of the release in the “Consolidated Financial Results” section.

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Wednesday, October 31, 2007, at 10:30 a.m. eastern time to discuss the third quarter 2007 results and Crown Castle’s Outlook. Please dial 303-262-2193 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available from 12:30 p.m. eastern time on Wednesday, October 31, 2007 through 11:59 p.m. eastern time on Wednesday, November 7, 2007 and may be accessed by dialing 303-590-3000 using pass code 11098162#. An audio archive will also be available on Crown Castle’s website at http://www.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 91 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and over 1,400

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wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit http://www.crowncastle.com.

Summary of Non-Cash Amounts in Tower Gross Margin

In accordance with applicable accounting standards, Crown Castle recognizes site rental revenues and ground lease expenses monthly on a straight-line basis, regardless of whether the receipts and payments are in equal monthly amounts. An agreement, related to an acquisition in Australia, provides the seller with a rent-free period at the beginning of the lease term, and other agreements call for rent to be prepaid for a specified period. If and to the extent the payment terms call for fixed escalations (as in fixed dollar or fixed percentage increases), the effect of such increases is recognized on a straight-line basis over the appropriate lease term. As a result of this accounting method, a portion of the revenue and expense recognized in a given period represents cash collected or paid in other periods.

A summary of the non-cash portions of our site rental revenue, ground lease expense, stock-based compensation for those employees directly related to U.S. tower operations, net amortization of below-market and above-market leases acquired, and resulting impact on site rental gross margins is as follows:

(in thousands)	For the Three Months Ended September 30, 2007
Non-cash portion of site rental revenues attributable to straight-line recognition of revenues	$10,703
Non-cash portion of ground lease expense attributable to straight-line recognition of expenses	(8,382)
Stock-based compensation charges	(94)
Net amortization of below-market and above-market leases	312

Non-cash impact on site rental gross margin	$2,539

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA and recurring cash flow, which are non-GAAP financial measures.

Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, integration costs, depreciation, amortization and accretion, losses on purchases and redemptions of debt, interest and other income (expense), interest expense and amortization of deferred financing costs, benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation charges. Adjusted EBITDA is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP)).

Crown Castle defines recurring cash flow to be Adjusted EBITDA, less interest expense and sustaining capital expenditures. Each of the amounts included in the calculation of recurring cash flow are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not defined under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity or term of an asset. Recurring cash flow is not intended as an alternative measure of cash flow from operations or operating results (as determined in accordance with GAAP). Recurring cash flow per share is not intended to be an alternative measure of earnings per share.

Adjusted EBITDA and recurring cash flow are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations. Our measures of Adjusted EBITDA and recurring cash flow may not be comparable to similarly titled measures of other companies, including companies in the

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tower industry and in the historical financial statements of Global Signal. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures:

Adjusted EBITDA, recurring cash flow and recurring cash flow per share for the quarters ended September 30, 2007 and September 30, 2006 are computed as follows:

	For the Three Months Ended
	September 30, 2007	September 30, 2006
(in thousands, except per share amounts)
Net income (loss)	$(67,013)	$(15,561)
Restructuring charges (a)	3,191	—
Asset write-down charges	59,306	948
Integration costs (a)	4,749	—
Depreciation, amortization and accretion	135,540	72,161
Losses on purchases of debt	—	437
Interest and other income (expense)	(2,965)	985
Interest expense and amortization of deferred financing costs	89,407	46,450
Benefit (provision) for income taxes	(31,923)	575
Minority interests	(324)	(485)
Stock-based compensation charges (c)	5,812	4,729

Adjusted EBITDA	$195,780	$110,239

Less: Interest expense and amortization of deferred financing costs	89,407	46,450
Less: Sustaining capital expenditures	5,565	2,230

Recurring cash flow	$100,808	$61,559

Weighted average common shares outstanding	282,577	201,070
Recurring cash flow per share	$0.36	$0.31

Adjusted EBITDA and recurring cash flow for the quarter ending December 31, 2007 and the years ending

December 31, 2007 and December 31, 2008 are forecasted as follows:

	Q4 2007	Full Year 2007	Full Year 2008
(in millions)	Outlook	Outlook	Outlook
Net income (loss)	$(41) to $(4)	$(181) to $(143)	$(98) to $5
Adjustments to increase (decrease) net income (loss):
Restructuring charges(a)	—	$3 to $3	—
Asset write-down charges	$3 to $5	$67 to $69	$5 to $10
Integration costs (a)	$5 to $9	$24 to $28	$1 to $5
Depreciation, amortization and accretion	$130 to $140	$537 to $547	$520 to $560
Losses on purchases and redemptions of debt	—	—	—
Interest and other income (expense)	$(3) to $(1)	$(12) to $(9)	$(12) to $(7)
Interest expense and amortization of deferred financing costs(b)	$88 to $90	$348 to $350	$355 to $360
Benefit (provision) for income taxes	$(17) to $(7)	$(90) to $(80)	$(35) to $(10)
Minority interests	—	—	—
Income (loss) from discontinued operations, net of tax	—	—	—
Stock-based compensation charges(c)	$5 to $7	$22 to $24	$23 to $30

Adjusted EBITDA	$202 to $207	$751 to $756	$850 to $862

Less: Interest expense and amortization of deferred financing costs(b)	$88 to $90	$348 to $350	$355 to $360
Less: Sustaining capital expenditures	$6 to $8	$19 to $23	$21 to $26

Recurring cash flow	$106 to $111	$380 to $385	$474 to $484

(a)	Inclusive of stock-based compensation charges.
(b)	Inclusive of approximately $6 million, $25 million and $25 million, respectively, from non-cash expense.
(c)	Exclusive of amounts included in restructuring charges and integration costs.

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Other Calculations:

Sustaining capital expenditures for the quarters ended September 30, 2007 and September 30, 2006 is computed as follows:

	For the Three Months Ended
(in thousands)	September 30, 2007	September 30, 2006
Capital Expenditures	$66,334	$30,652
Less: Revenue enhancing on existing sites	10,930	8,717
Less: Land purchases	34,731	6,846
Less: New site construction	15,108	12,859

Sustaining capital expenditures	$5,565	$2,230

Site rental gross margin for the quarter ending December 31, 2007 and for the years ending December 31, 2007 and December 31, 2008 is forecasted as follows:

	Q4 2007	Full Year 2007	Full Year 2008
(in millions)	Outlook	Outlook	Outlook
Site rental revenue	$333 to $338	$1,282 to $1,287	$1,377 to $1,392
Less: Site rental cost of operations	$112 to $117	$443 to $448	$445 to $455

Site rental gross margin	$218 to $223	$837 to $842	$930 to $940

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections, Outlook and estimates regarding (i) leasing demand and revenue growth, (ii) the Merger and integration of the Global Signal assets, including timing and expected benefits from the Merger, (iii) recurring cash flow (including recurring cash flow per share and annual growth), (iv) value creation for our shareholders, (v) performance of our tower business, (vi) impact of and return on our investments, including the Merger and the purchase of our securities, (vii) the impact of our capital structure, (viii) currency exchange rates, (ix) the utility of certain financial measures in analyzing our results, (x) site rental revenue, (xi) site rental cost of operations, (xii) site rental gross margin, (xiii) Adjusted EBITDA, (xiv) interest expense and amortization of deferred financing costs, (xv) sustaining capital expenditures, and (xvi) net loss (including net loss per share). Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

•	The Merger may cause disruptions in our business, which may have an adverse effect on our business and financial results.
•	The assets of Global Signal acquired in the Merger may not perform as expected, which may have an adverse effect on our business, financial condition or results of operations.
•	The integration of Global Signal is expected to result in substantial expenses and may present significant challenges.
•

Our business depends on the demand for wireless communications and towers, and we may be adversely affected by any slowdown in such demand, including a slow down attributable to wireless carrier consolidation or by the sharing of networks by wireless carriers.

•	The loss or consolidation of, network sharing among, or financial instability of any of our limited number of customers may materially decrease our revenues.
•	Our substantial level of indebtedness may adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
•

An economic or wireless telecommunications industry slowdown may materially and adversely affect our business (including reducing demand for our towers and network services) and the business of our customers.

•	We operate in a competitive industry, and some of our competitors have significantly more resources or less debt than we do.
•	Technology changes may significantly reduce the demand for tower leases and negatively impact the growth in our revenues.

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•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.
•	We generally lease or sublease the land under our towers and may not be able to extend these leases.
•	We may need additional financing, which may not be available, for strategic growth opportunities.
•

Our lease relating to our Spectrum has certain risk factors different from our core tower business, including that the Spectrum lease may not be renewed or continued, that the option to acquire the Spectrum license may not be exercised, and that the Spectrum may not be deployed, which may result in the revenues derived from the Spectrum being less than anticipated.

•

FiberTower’s business has certain risk factors different from our core tower business (including an unproven business model and the Risk Factors set forth in its SEC filings) and may produce results that are less than anticipated, resulting in a write off of all or part of our investment in FiberTower. In addition, FiberTower’s business may require additional financing which may not be available.

•	Laws and regulations, which may change at any time and with which we may fail to comply, regulate our business.
•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.
•	We are heavily dependent on our senior management.
•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•	We may suffer from future claims if radio frequency emissions from wireless handsets or equipment on our towers are demonstrated to cause negative health effects.
•

Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	Disputes with customers and suppliers may adversely affect results.
•	We may suffer losses due to exposure to changes in foreign currency exchange rates relating to our operations outside the U.S.

Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) AND OTHER FINANCIAL DATA (in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenues:
Site rental	$326,797	$178,995	$948,925	$510,052
Network services and other	24,947	21,944	61,398	67,328

Total net revenues	351,744	200,939	1,010,323	577,380

Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	111,863	55,261	330,624	155,878
Network services and other	17,032	14,735	43,484	44,401

Total costs of operations	128,895	69,996	374,108	200,279
General and administrative	32,881	25,433	104,210	79,785
Restructuring charges	3,191	—	3,191	—
Asset write-down charges	59,306	948	64,049	2,805
Integration costs	4,749	—	18,666	—
Depreciation, amortization and accretion	135,540	72,161	407,557	213,626

Operating income (loss)	(12,818)	32,401	38,542	80,885
Losses on purchases and redemptions of debt	—	(437)	—	(1,177)
Interest and other income (expense)	2,965	(985)	9,170	(4,520)
Interest expense and amortization of deferred financing costs	(89,407)	(46,450)	(260,212)	(116,165)

Income (loss) from continuing operations before income taxes and minority interests	(99,260)	(15,471)	(212,500)	(40,977)
Benefit (provision) for income taxes	31,923	(575)	69,705	(1,698)
Minority interests	324	485	151	1,400

Income (loss) from continuing operations	(67,013)	(15,561)	(142,644)	(41,275)
Income (loss) from discontinued operations, net of tax	—	—	—	5,657

Net income (loss)	(67,013)	(15,561)	(142,644)	(35,618)
Dividends on preferred stock .	(5,201)	(5,201)	(15,604)	(15,604)

Net income (loss) after deduction of dividends on preferred stock	$(72,214)	$(20,762)	$(158,248)	$(51,222)

Per common share – basic and diluted:
Income (loss) from continuing operations	$(0.26)	$(0.10)	$(0.57)	$(0.27)
Income (loss) from discontinued operations	—	—	—	0.03

Net income (loss)	$(0.26)	$(0.10)	(0.57)	(0.24)

Weighted average common shares outstanding – basic and diluted	282,577	201,070	279,353	209,406

Adjusted EBITDA	$195,780	$110,239	$549,418	$310,939

Stock-based compensation expenses:
Site rental cost of operations	$94	$50	$288	$116
Network services and other cost of operations	98	60	272	140
General and administrative	5,620	4,619	16,853	13,367
Restructuring charges	2,377	—	2,377	—
Integration costs	—	—	790	—

Total	$8,189	$4,729	$20,580	$13,623

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$119,802	$592,716
Restricted cash	152,903	115,503
Receivables, net of allowance for doubtful accounts	33,935	30,774
Prepaid expenses and other current assets	114,780	61,034

Total current assets	421,420	800,027
Restricted cash	5,000	5,000
Deferred site rental receivable	121,582	98,527
Available-for-sale securities	101,195	154,955
Property and equipment, net	5,047,374	3,246,446
Goodwill	1,990,785	391,448
Other intangible assets, net	2,699,237	225,295
Deferred financing costs and other assets, net of accumulated amortization	119,723	84,470

	$10,506,316	$5,006,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,636	$18,545
Deferred rental revenues and other accrued liabilities	223,197	182,250
Current maturities of long-term debt	6,500	—

Total current liabilities	255,333	200,795
Long-term debt, less current maturities	5,990,002	3,513,890
Deferred income tax liability	234,324	—
Other liabilities	303,488	193,279

Total liabilities	6,783,147	3,907,964

Minority interests	—	29,052
Redeemable preferred stock	313,566	312,871
Stockholders’ equity	3,409,603	756,281

	$10,506,316	$5,006,168

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(142,644)	$(35,618)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	407,557	213,626
Asset write-down charges	64,049	2,805
Deferred income tax (benefit) provision	(72,447)	(1,738)
Other adjustments	37,172	23,862
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(36,263)	964
Decrease (increase) in assets	(37,009)	(24,978)

Net cash provided by (used for) operating activities	220,415	178,923

Cash flows from investing activities:
Proceeds from investments and disposition of property and equipment	3,664	2,235
Payments for acquisitions (net of cash acquired) of businesses and minority interests	(494,352)	(303,611)
Capital expenditures	(191,258)	(79,926)
Investments and loans	(755)	(6,350)

Net cash provided by (used for) investing activities	(682,701)	(387,652)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	650,000	1,000,000
Proceeds from issuance of capital stock	24,777	43,854
Principal payments on long-term debt	(1,625)	—
Purchases and redemptions of long-term debt	—	(12,108)
Payments under revolving credit agreements	—	(295,000)
Purchases of capital stock	(603,656)	(517,963)
Incurrence of financing costs	(9,107)	(7,888)
Net decrease (increase) in restricted cash	(20,436)	2,063
Interest rate swap receipts (payments)	—	5,915
Dividends on preferred stock	(14,909)	(14,907)
Capital distribution to minority interest holders of CCAL	(37,196)	—

Net cash provided by (used for) financing activities	(12,152)	203,966

Effect of exchange rate changes on cash	1,524	(218)
Cash flows from discontinued operations	—	5,657

Net increase (decrease) in cash and cash equivalents	(472,914)	676
Cash and cash equivalents at beginning of period	592,716	65,408

Cash and cash equivalents at end of period	$119,802	$66,084

Supplemental disclosure of cash flow information:
Interest paid	$234,317	$106,364
Income taxes paid	3,228	3,284

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(dollars in thousands)

	Quarter Ended 12/31/06			Quarter Ended 3/31/07			Quarter Ended 6/30/07			Quarter Ended 9/30/07
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC

Revenues
Site Rental	$172,801	$13,871	$186,672	$284,752	$15,040	$299,792	$303,665	$18,671	$322,336	$309,798	$16,999	$326,797
Services	22,636	1,533	24,169	14,146	1,771	15,917	18,652	1,882	20,534	23,035	1,912	24,947

Total Revenues	195,437	15,404	210,841	298,898	16,811	315,709	322,317	20,553	342,870	332,833	18,911	351,744
Operating Expenses
Site Rental	52,736	3,840	56,576	101,878	4,717	106,595	106,979	5,187	112,166	106,014	5,849	111,863
Services	15,246	860	16,106	10,650	1,123	11,773	13,608	1,071	14,679	15,864	1,168	17,032

Total Operating Expenses	67,982	4,700	72,682	112,528	5,840	118,368	120,587	6,258	126,845	121,878	7,017	128,895
General & Administrative	21,877	2,870	24,747	31,333	3,669	35,002	33,064	3,263	36,327	29,319	3,562	32,881
Operating Cash Flow	107,520	7,834	113,412	156,222	7,302	162,339	168,666	11,032	179,698	181,636	8,332	189,968
Add: Stock-Based Compensation (a)	2,853	242	3,095	3,586	1,333	4,919	6,252	430	6,682	5,373	439	5,812

Adjusted EBITDA	$108,431	$8,076	$116,507	$158,623	$8,635	$167,258	$174,918	$11,462	$186,380	$187,009	$8,771	$195,780

(a) Exclusive of charges included in restructuring charges and integration costs.

	Quarter Ended 12/31/06			Quarter Ended 3/31/07			Quarter Ended 6/30/07			Quarter Ended 9/30/07
	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC	CCUSA	CCAL	CCIC

Gross Margins:
Site Rental	69%	72%	70%	65%	69%	64%	65%	72%	65%	66%	66%	66%
Services	33%	44%	33%	25%	37%	26%	27%	43%	29%	31%	39%	32%
Operating Cash Flow Margins	55%	51%	55%	53%	43%	52%	52%	54%	52%	55%	44%	54%
Adjusted EBITDA Margin	55%	52%	55%	54%	51%	53%	54%	56%	54%	56%	46%	56%

Reconciliation of Non-GAAP Financial Measure (Adjusted EBITDA) to GAAP Financial Measure:

(dollars in thousands)

	Quarter Ended
	12/31/2006	3/31/2007	6/30/2007	9/30/2007
Net income (loss)	$(6,275)	$(42,891)	$(32,740)	$(67,013)
Adjustments to increase (decrease) net income (loss):
Restructuring charges (credits) (1)	(391)	—	—	3,191
Asset write-down charges	140	1,352	3,391	59,306
Integration costs (1)	1,503	8,848	5,069	4,749
Depreciation, amortization and accretion	71,618	138,693	133,324	135,540
Losses on purchases and redemptions of debt	4,666	—	—	—
Interest and other income (expense)	(2,891)	(3,299)	(2,906)	(2,965)
Interest expense, amortization of deferred		—	—	—
financing costs	46,163	82,015	88,790	89,407
Benefit (provision) for income taxes	(855)	(22,162)	(15,620)	(31,923)
Minority interests	(266)	(217)	390	(324)
Cumulative effect of change in accounting principle	—	—	—	—
Income (loss) from discontinued operations, net of tax	—	—	—	—
Stock-based compensation (2)	3,095	4,919	6,682	5,812

Adjusted EBITDA	$116,507	$167,258	$186,380	$195,780

(1)	inclusive of stock-based compensation charges
(2)	exclusive of amounts included in restructuring charges (credits) and integration costs

CCI FACT SHEET Q3 2006 to Q3 2007

dollars in thousands

	Q3 '06		Q3 '07		% Change
CCUSA
Site Rental Revenue	$166,620		$309,798		86%
Ending Sites	11,525		22,329		94%

CCAL
Site Rental Revenue	$12,375		$16,999		37%
Ending Sites	1,385		1,438		4%

TOTAL CCIC
Site Rental Revenue	$178,995		$326,797		83%
Ending Sites	12,910		23,767		84%

Ending Cash and Cash Equivalents	$66,084	*	$119,802	*

Debt
Bank Debt	$1,000,000		$648,375
Securitized Debt & Other Notes	$1,963,915		$5,348,127
6 1/4% Convertible Preferred Stock	$312,639		$313,566

Total Debt	$3,276,554		$6,310,068

Leverage Ratios
Net Bank Debt + Bonds / EBITDA	6.6X		7.5X
Total Net Debt / EBITDA	7.3X		7.9X
Last Quarter Annualized Adjusted EBITDA	$440,956		$783,120

*Excludes	Restricted Cash